CHAPMAN AND CUTLER LLP                                   111 WEST MONROE STREET
                                                        CHICAGO, ILLINOIS 60603


                               September 20, 2016


First Trust New Opportunities MLP & Energy
120 East Liberty Drive, Suite 400
Wheaton, IL  60187


      Re: First Trust New Opportunities MLP & Energy Fund


Ladies and Gentlemen,

      We have acted as counsel to First Trust New Opportunities MLP & Energy Fund, a Massachusetts business trust (the "Fund"), in connection with the Fund's Registration Statement on Form N-2 filed with the Securities and Exchange Commission (the "Commission") on or about the date hereof (the "Registration Statement"). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended (the "Securities Act"), of up to 9,400,000 additional common shares of beneficial interest of the Fund, $0.01 par value per share (the "Shares").

      In connection with the furnishing of this opinion, we have examined the following documents:

             (a) a certificate dated as of a recent date of the Secretary of the Commonwealth of Massachusetts as to the existence of the Fund;

             (b) copies of the Fund's Declaration of Trust and of all amendments thereto (the "Declaration") on file in the office of the Secretary of the Commonwealth of Massachusetts;

             (c) a certificate of the Secretary of the Fund, certifying as to, and attaching copies of, the Fund's Declaration, the Fund's By-laws as currently in effect (the "By-laws") and resolutions adopted by the Board of Trustees of the Fund (the "Trustees") at a meeting held on July 19, 2016 and by written consent dated February 3, 2015 (the "Resolutions");

             (d) the Registration Statement;


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September 20, 2016
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             (e) the opinion of Morgan, Lewis & Bockius LLP dated September 19,
      2016; and

             (f) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed.

      As to any facts material to our opinion, we have made no independent investigation of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of the Fund.

      In rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct, (ii) all signatures on all documents examined by us are genuine, (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents, (iv) each natural person signing any document reviewed by us had the legal capacity to do so, (v) each person signing in a representative capacity (other than on behalf of the Fund) any document reviewed by us had authority to sign in such capacity, (vi) the Registration Statement, and any amendments thereto (including any post-effective amendments), will have become effective and comply with all applicable laws and such effectiveness shall not have been terminated or rescinded, (vii) the Fund will file with the Commission a prospectus supplement pursuant to Rule 497 under the Securities Act relating to each offering of Shares pursuant to the Registration Statement (in each case, a "Share Offering") and that each such prospectus supplement (each, an "Offering Supplement") will identify (a) the number of Shares to be offered pursuant to such Share Offering, (b) any agents or underwriters involved in the sale of the Shares pursuant to such Share Offering (the "Distributors"), (c) the applicable purchase price of the Shares offered in the Share Offering, (d) any applicable fee, commission or discount arrangement between any Distributor named in the Offering Supplement and the Fund, or among such one or more Distributors, or the basis on which such amount may be calculated, (e) any other material terms of any agreement by and between the Fund and any such Distributor relating to the conditions under which the Shares will be issued and sold (in each case, a "Distribution Agreement") and
(f) any other specific terms of the Share Offering, (viii) the Trustees will have taken by resolution, if applicable (the "Subsequent Resolutions"), all appropriate action not previously taken in the Resolutions as contemplated by the Declaration of Trust, the By-Laws and the Resolutions (a) to authorize the issuance of the number of Shares to be offered pursuant to such Share Offering and the applicable purchase price of such Shares, which purchase price shall not be less than the then current net asset value per share of the outstanding common shares of beneficial interest of the Fund, (b) to appoint the Distributors and authorize the entering into, by the Fund, of the Distribution Agreements, (c) to authorize any applicable fee, commission or discount arrangement between the Distributors and the Fund, and (d) to authorize any other actions, including the entering into of such other agreements as may be considered appropriate or necessary in connection with such Share Offering (the "Offering Actions"), and in each case as described in the Offering Supplement,
(ix) if applicable, the Fund will have duly entered into such Distribution Agreements and duly taken all of the other Offering Actions in accordance with


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September 20, 2016
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the Declaration, the By-laws, the Resolutions and, if applicable, Subsequent
Resolutions (collectively the "Governing Instruments"), (x) no event has occurred that would cause a termination of the Fund, (xi) with respect to the Shares, (a) there will be no changes in applicable law or the Governing Instruments between the date of this opinion and any date of issuance or delivery of any Shares and (b) at the time of delivery of any Shares, all contemplated additional actions shall have been taken and the authorization of the issuance of the Shares will not have been modified or rescinded, (xii) the Fund's Declaration and By-laws will be in full force and effect and will not have been modified, supplemented or otherwise amended, except as herein referenced, (xiii) all Shares will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement, and (xiv) there will be sufficient Shares authorized under the Declaration and not otherwise reserved for issuance.

      We have also assumed that the Fund has complied and will comply with all aspects of the laws of all relevant jurisdictions (including the laws of the State of Massachusetts) in connection with the transactions contemplated by, and the performance of its obligations with respect to, a Share Offering. We have also assumed that the Shares will be executed and delivered in substantially the form reviewed by us.

      Based on the foregoing, we are of the opinion that the Shares, when issued and sold in accordance with the terms, conditions, requirements and procedures set forth in the Declaration and By-laws, as well as the accuracy of our other assumptions, will be validly issued, fully paid and nonassessable, except that, as set forth in the Registration Statement, shareholders of the Fund may under certain circumstances be held personally liable for their obligations.

      In rendering the foregoing opinion, we have relied upon the opinion of Morgan, Lewis & Bockius LLP expressed in its letter dated September 19, 2016. The opinion expressed herein is subject to all of the qualifications, limitations and assumptions set forth in the opinion of Morgan, Lewis & Bockius LLP.

      The foregoing opinions are qualified to the extent that the enforceability of any document, instrument or Shares may be limited by or subject to bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally, and general equitable or public policy principles.

      We express no opinions concerning the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

      The Shares may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and


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September 20, 2016
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regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect and to the facts as they presently exist.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Opinions" in the prospectus forming a part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Commission issued thereunder.

                                       Very truly yours,

                                       /s/ Chapman and Cutler LLP

                                       CHAPMAN AND CUTLER LLP